Exhibit 99.1

For Immediate Release
January 25, 2010

Jacksonville, Illinois

Contact:	Richard A. Foss
President and CEO
(217) 245-4111

JACKSONVILLE BANCORP, INC. ANNOUNCES ADOPTION OF A
PLAN OF CONVERSION AND REORGANIZATION

Jacksonville Bancorp, Inc. (the “Company”) (Ticker Symbol: JXSB), today announced that the Boards of Directors of Jacksonville Bancorp, MHC (the “Mutual Holding Company”), the Company and Jacksonville Savings Bank (the “Bank”) (collectively, “Jacksonville”) unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”).  Under the terms of the Plan of Conversion, Jacksonville will undertake a “second-step” conversion, and the Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure.  As a result of the Conversion, the Bank will become a wholly owned subsidiary of a to-be-formed state chartered corporation (“New Holding Company”) and shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons.  The New Holding Company will offer and sell shares of its common stock to members of the Mutual Holding Company, stockholders of the Company and others in the manner and subject to the priorities set forth in the Plan of Conversion.  The highest priority will be depositors with qualifying deposits as of December 31, 2008.

The transactions contemplated by the Plan of Conversion are subject to approval of the Company’s stockholders, the members of the Mutual Holding Company, and the Office of Thrift Supervision.  Proxy and offering materials setting forth detailed information relating to the Plan of Conversion will be sent to the members of the Mutual Holding Company and stockholders of the Company for their consideration in a few months.

The Company anticipates that the transactions will be completed in the third quarter of the 2010 calendar year.  After the Conversion, the Bank’s deposits will continue to be insured by the Federal Deposit Insurance Corporation.  Depositors will continue to hold accounts in the Bank identical as to dollar amount, rate of return and general terms (other than voting and liquidation rights).  Borrowers’ loans will be unaffected by the conversion and will remain contractually fixed as they existed prior to the conversion.  The normal business of the Bank in accepting deposits and making loans will continue without interruption in its existing offices.

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., will serve as special counsel to Jacksonville for the conversion.  Keefe Bruyette & Woods, Inc. will serve as financial advisor, and RP Financial, LC. will serve as independent appraiser for the conversion.

Information, including the details of the offering and business and financial information about the Bank and the New Holding Company will be provided in a Prospectus, which will be available when the offering commences, expected to be during the second quarter of 2010.

The Bank is headquartered in Jacksonville, Illinois and operates through seven banking offices located in Jacksonville, Virden, Litchfield, Chapin, and Concord, Illinois.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and experiences of the Company, are generally identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.